Exhibit 99

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. REPORTS 2003 OPERATING RESULTS

PORTLAND, Ore.— March 19, 2004 – Fog Cutter Capital Group Inc. (Nasdaq: FCCG) reports net income of $5.4 million or $0.62 per share for the year ended December 31, 2003.  Earnings before income taxes totaled $9.1 million or $1.05 per share for the year.  Net income for the Company’s fourth quarter ended December 31, 2003 totaled $0.6 million or $0.07 per share.  Pretax earnings for the quarter totaled $2.0 million or $0.23 per share.

During 2003, total consolidated assets remained stable at $109.0 million.  The net book value per share of the Company increased slightly during the year to $5.23 per share at December 31, 2003.  This increase was net of four quarterly dividends declared during 2003 totaling $0.52 per share.  In addition, the Company paid a $0.13 per share dividend on March 1, 2004 for the first quarter of 2004.

The Company conducts its operations in three business segments: (1) restaurant operations; (2) commercial real estate mortgage brokerage operations and (3) real estate, merchant banking and finance operations.  The following summarizes the general activities in the Company’s areas of interest:

Restaurant Operations

In August 2003, the Company announced the completion of a $5.4 million investment and financing package for Fatburger Holdings, Inc. (“Fatburger”).  Fog Cutter’s investment includes the purchase of convertible preferred stock and redeemable convertible preferred stock.  Currently, the Company owns approximately 83% of the voting control of Fatburger.

Fatburger operates or franchises over 50 hamburger restaurants located in California, Nevada, Arizona, Florida, Colorado and Washington.  Fatburger has plans to open additional restaurants, including expansion into Oregon, Louisiana, Georgia, New York, Ohio, New Jersey, Texas, Missouri, Kansas, Pennsylvania, West Virginia, Virginia, North Carolina, South Carolina, and Michigan.  Franchisees currently own and operate about half of the Fatburger locations. Fatburger has agreements for approximately 250 new franchise restaurants.

Known for their cook to order gourmet hamburgers, the 50’s-style restaurants also offer a variety of side orders and sandwiches.  In 1952, Lovie Yancey opened the first Fatburger stand in Los Angeles when “fat” was used as slang for “good.”  There are more than 500 employees working at various Fatburger owned and franchise locations.

Commercial Real Estate Financing

In May 2002, the Company acquired a controlling interest in George Elkins Mortgage Banking Company (“George Elkins”).  Headquartered in Los Angeles, with offices in Santa Barbara, San Diego, El Segundo, Las Vegas and Newport Beach, George Elkins provides brokerage services in the origination of commercial mortgages. George Elkins specializes in arranging commercial real estate loans for a variety of property types, such as apartments, hotels, small office, and retail centers, with loan amounts of between $1 million and $50 million.  During 2003, George Elkins facilitated the placement of approximately $650 million in commercial mortgages.  George Elkins also manages a commercial loan servicing portfolio in excess of $700 million for various investors.

Merchant Banking

The Company’s merchant banking business addresses two primary markets. First, the Company helps businesses restructure their balance sheet and resolve their financial issues by providing them with debt or equity capital.  Secondly, the Company assists businesses that need liquidity or want to dispose of non-core assets.

Real Estate

The Company invests directly and indirectly in real estate, both in the United States and Europe.  In December 2000, Fog Cutter Capital Group organized and led a group of investors, including Merrill Lynch (Jersey) Holdings Limited (a subsidiary of Merrill Lynch & Co., Inc.), to purchase all of the outstanding capital stock of Bourne End. During the year ended December 31, 2003, the Company recorded $5.0 million as its share of the earnings of Bourne End.

At the time of the original acquisition, Bourne End had approximately GBP 169.6 million  ($245.1 million) of assets and GBP 123.1 million ($177.9 million) of debt.  The real estate assets consisted of 1.7 million square feet in fifteen shopping centers. As of December 31, 2003, Bourne End had sold thirteen properties since the acquisition by Fog Cutter and its partners, including four during 2003.

These sales have been consistent with the investor group’s strategy to reposition each of the centers, including new capital expenditures on existing space and new development on excess or adjoining land, with the goal of reselling many of the properties.  Bourne End currently owns two remaining town shopping centers located in England.  The remaining centers range in size from 74,000 square feet to 330,000 square feet.

In addition to the Bourne End investment in the U.K., the Company also controls 103 free-standing retail buildings located throughout the United States.  The stores cover approximately 470,000 square feet of retail space located in 25 states. The stores are free-standing, prime retail locations ranging from 4,500-7,000 square feet each.  Twenty of the stores are owned directly by the Company and the remaining 83 locations are operated under leases which allow the Company to control these properties for 25 to 30 years.  The buildings are sub-let to a broad tenant mix including convenience stores, shoe stores, video rental outlets, auto parts dealers, carpet retailers and other small businesses. The Company’s strategy is to optimize the rents from sub-tenants and take advantage of repositioning opportunities on selected properties.

Mortgage-Backed Securities

At December 31, 2003, the Company owned mortgage-backed securities with an aggregate market value of $35.5 million, a substantial portion of which consisted of a high credit quality, AAA rated, FNMA certificate.  The

Company buys and sells mortgage-backed securities through its wholly-owned subsidiary, Fog Cutter Capital Markets Inc.  The Company recognized gains on the sale of mortgaged-backed securities during 2003 of $12.5 million.

The Company announced that on February 17, 2004, the board of directors of the Company unanimously resolved that the Company may purchase shares of its common stock from its stockholders from time to time, in open market purchases or negotiated transactions, provided that the Company shall only purchase such shares in accordance with applicable law, including United States federal securities laws, including the safe harbor provisions of Rule 10b-18 of the Securities Act of 1934, as amended.

Also, effective March 1, 2004, the Company made available to shareholders, an automatic dividend reinvestment plan through The Bank of New York.  The Plan enables shareholders to reinvest their quarterly cash dividends and make supplemental cash contributions up to $10,000 per month, with a maximum amount of $60,000 per year, toward the purchase of the Company’s common stock.  Participation in the plan is voluntary.

The Company is headquartered in Portland, Oregon and maintains offices in New York, Los Angeles and London.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.  All of the statements contained in this release, which are not identified as historical, should be considered forward-looking.  In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.  Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower.  The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements.  Readers of this release should consider these facts in evaluating the information contained herein.  The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved.  In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

The following financial information should be read in conjunction with the Company’s Form 10-K, filed with the Securities and Exchange Commission.

FOG CUTTER CAPITAL GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands)

	December 31,
	2003	2002
Assets
Cash and cash equivalents	$19,607	$14,505
Securities available for sale, pledged under repurchase agreements, at estimated fair value	35,010	56,524
Securities available for sale, at estimated fair value	500	2,794
Loans	3,744	2,245
Investments in real estate, net	22,577	21,498
Loans to senior executives	2,964	2,918
Investment in Bourne End	2,141	5,579
Restaurant property, plant and equipment, net	5,897	—
Intangible assets, net	5,640	—
Goodwill	7,300	—
Other assets	3,596	4,523
Total assets	$108,976	$110,586

Liabilities and Stockholders’ Equity
Liabilities:
Repurchase agreements	$25,318	$35,478
Borrowings and notes payable	7,804	—
Obligations under capital leases	12,942	16,847
Dividend payable	1,216	1,253
Obligation to repurchase stock	—	4,201
Deferred income	3,700	—
Deferred income taxes	6,980	4,134
Accrued expenses and other liabilities	5,635	4,466
Total liabilities	63,595	66,379

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.0001 par value; 200,000,000 shares authorized; 11,716,600 shares issued as of December 31, 2003 and 11,518,600 shares issued as of December 31, 2002; 8,670,700 shares outstanding as of December 31, 2003 and 9,517,460 shares outstanding as of December 31, 2002	168,018	167,027
Common stock, subject to put options; none as of December 31, 2003; 1,044,760 common shares as of December 31, 2002	—	(3,131)
Accumulated deficit	(115,588)	(116,503)
Accumulated other comprehensive income	968	1,700
Treasury stock; 3,045,900 common shares as of December 31, 2003, and 2,001,140 common shares as of December 31, 2002, at cost	(8,017)	(4,886)
Total stockholders’ equity	45,381	44,207
Total liabilities and stockholders’ equity	$108,976	$110,586

FOG CUTTER CAPITAL GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Dollars in thousands, except share data)

	Year Ended December 31,
	2003	2002	2001
Net Interest Income:
Loans	$1,250	$469	$2,307
Securities	2,422	5,277	7,328
Loans to senior executives	216	88	87
Other investments	173	264	226
Total interest income	4,061	6,098	9,948
Interest expense	669	1,906	4,548
Net interest income	3,392	4,192	5,400

Real Estate Operations:
Operating income	4,026	927	2,197
Operating expense	(1,930)	(669)	(418)
Interest expense	(1,335)	(333)	(1,244)
Gain on sale of real estate	279	49	1,142
Depreciation	(616)	(158)	(456)
Total real estate operations	424	(184)	1,221

Restaurant Operations:
Operating revenue	7,502	—	—
Cost of goods sold	(4,556)	—	—
Franchise and royalty fees	463	—	—
General and administrative costs	(3,514)	—	—
Interest expense	(319)	—	—
Depreciation and amortization	(494)	—	—
Total restaurant operations	(918)	—	—

Other Operating Income (Loss):
Market valuation losses and impairments	(762)	(400)	(11,422)
Provision for litigation claims	—	—	(2,000)
Equity in earnings (losses) of equity investees	4,934	1,100	(1,335)
Gain on sale of loans and securities	12,520	28,045	1,001
Loan origination income	5,408	2,315	—
Other income (loss), net	1,466	(1,037)	(758)
Total other operating income (loss)	23,566	30,023	(14,514)

Operating Expenses:
Compensation and employee benefits	11,781	8,615	5,147
Professional fees	1,925	2,158	1,365
Fees paid to related parties	425	75	1
Other	3,279	2,956	2,519
Total operating expenses	17,410	13,804	9,032

Net income (loss) before provision for income taxes and cumulative effect of a change in accounting principle	9,054	20,227	(16,925)
Provision for income taxes	3,655	3,522	—
Net income (loss) before cumulative effect of a change in accounting principle	5,399	16,705	(16,925)
Cumulative effect of a change in accounting principle	—	—	(1,021)
Net income (loss)	$5,399	$16,705	$(17,946)

Basic net income (loss) per share before cumulative effect of a change in accounting principle	$0.62	$1.69	$(1.61)
Cumulative effect per share of a change in accounting principle	—	—	(.10)
Basic net income (loss) per share	$0.62	$1.69	$(1.71)

Weighted average shares outstanding	8,651,500	9,905,900	10,507,413

Diluted net income (loss) per share before cumulative effect of a change in accounting principle	$0.62	$1.66	$(1.61)
Cumulative effect per share of a change in accounting principle	—	—	(.10)
Diluted net income (loss) per share	$0.62	$1.66	$(1.71)

Diluted weighted average shares outstanding	8,767,400	10,049,100	10,525,413

Dividends declared per share	$0.52	$0.52	$0.39